[GRAPHIC OMITTED]

                                   FORECROSS


                         EXCLUSIVE DISTRIBUTOR AGREEMENT

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

THIS EXCLUSIVE DISTRIBUTOR AGREEMENT (this "Agreement") by and between Forecross Corporation (hereinafter "Licensor"), a California corporation having its principal offices at 90 New Montgomery Street, San Francisco, CA 94105; and Y2K Solutions, L.P., a Texas Limited Partnership having its principal offices at 4133 Stanford, Dallas, Texas 75225 is made and entered into as of and dated this 25th day of March, 1997 ("Commencement Date"),:


WHEREAS, Licensor is the owner of certain computer programs and methodology together with all upgrades, improvements and enhancements defined herein as the "Products" and "Services", which Products and Services are used to assist customers in making their computer applications capable of correctly processing dates in the year 2000 and beyond ("Year 2000") ;

WHEREAS, Distributor has special knowledge concerning the general business needs of prospects in the "Territory" defined herein and familiarity with a number of such prospects;

WHEREAS, Licensor wishes to appoint Distributor as its exclusive marketing representative for the solicitation of customer contracts relating to the Products and Services, and authorize Distributor to provide certain services relating to such marketing efforts; and

WHEREAS, Distributor is willing to accept such appointment and to undertake to provide such services under the terms of this Agreement;

NOW, THEREFORE, the parties agree as follows:


1. SCOPE

The Products and Services covered by this Agreement are Licensor's Complete/2000 automated conversion software products, related services and methodologies and consist of computer programs, any updates thereto and conversion services offered generally to customers by Licensor under the terms and conditions of its then current customer contracts. Licensor offers enhancement and error-correction services with respect to the Products under the terms and conditions of service agreements created for each customer.


2. APPOINTMENT OF DISTRIBUTOR

Subject to the terms and conditions hereof, Licensor hereby designates and appoints Distributor as its exclusive marketing agent and representative for the solicitation of customer contracts related to the Products and Services from, and the delivery of such Services to customers in the Territory. Distributor hereby accepts such designation and appointment.


3. DUTIES OF DISTRIBUTOR

     3.1 Distributor agrees, for the term of this Agreement, that it shall promote and market the Products and Services to prospective customers by:

          1. Identifying prospects within the Territory that may benefit from use of the Products and Services

          2. Contacting prospects and conducting sales presentations of the Products and Services

          3. Performing systems analysis of the customers' applications and providing to Licensor information to assist Licensor in preparing proposals to prospects

          4. Assisting Licensor in preparing and obtaining the prospects' execution of customer contracts

          5.   Forwarding executed customer contracts to Licensor

          6. Serving as a point of contact for necessary communications between customers and Licensor with respect to the Products and Services

          7. Providing on-site Services and support, including project management, working with customer to create date selection and expansion rules, installing and turning over to customer the data expansion programs and converted application programs

          8. Performing all obligations of Distributor under accepted customer contracts

          9.   Providing account management

     3.2 Distributor shall use its best efforts to generate Year 2000 business acceptable to Licensor. Distributor shall diligently and continuously sell, distribute and promote the Products and Services and shall make and maintain adequate arrangements for the distribution of Products and Services. Distributor shall report to Licensor about Distributor's marketing activities and shall provide forecasts to Licensor as may be reasonably requested.

     3.3 Distributor shall not during the term of this Agreement represent or offer to represent or market, sell or distribute, in the Territory, computer software products or services that compete directly with the Products or Services.

     3.4 In consideration for the grant of exclusivity within the Territory defined herein, Distributor shall pay a fee to Licensor of [***].


4.  CUSTOMER CONTRACTS

     4.1 Distributor shall have the authority to solicit the signature of customers on Licensor's customer contracts which have been jointly prepared by Licensor and Distributor for customers. Distributor has and shall exercise no authority to make any alterations in such agreements or to execute or accept such agreements on behalf of Licensor. Distributor shall inform all customers that such agreements must be forwarded to Licensor for acceptance and execution by Licensor in order for such agreement to be binding on Licensor.

     4.2 Distributor has and may exercise no authority to make statements or representations concerning the Products or Services that exceed or are inconsistent with the marketing materials and technical specifications provided to Distributor by Licensor. Distributor has and may exercise no authority to bind Licensor to any undertaking or performance with respect to the Products or Services. Licensor has and may exercise no authority to make statements or representations concerning the Distributor which exceed or are inconsistent with this Agreement. Licensor has and may exercise no authority to bind Distributor to any undertaking or performance with respect to the Products or Services, other than as mutually agreed by Licensor and Distributor in writing in Licensor's contract for an customer. Notwithstanding the foregoing, in the event that a prospective customer contacts Licensor to request

          Products or Services and Distributor elects not to pursue the prospective customer, Licensor shall be free to negotiate independently with the customer for the provision of Products or Services.


5. UNDERTAKING OF LICENSOR

Licensor shall:

     1. Use best efforts to promote the Products and Services including national and local advertising as it deems appropriate.

     2. Provide to Distributor's technical and sales staff technical and sales training with respect to the Products and Services, to consist of one two-week training course offered at Licensor's field training center or at Distributor's facilities. Licensor shall provide such training at its own cost, but Distributor shall be responsible for travel and living expenses incurred by its employees.

     3. Provide reasonable quantities of marketing materials, including descriptive brochures and promotional materials suitable for unrestricted distribution, and licenses and other contractual documents.

     4. Evaluate the qualifications of prospective customers solicited by Distributor. Licensor may condition acceptance of customer contracts on a customers' payment in advance of all or part of applicable license fees and service fees.

     5.  Perform all obligations of Licensor under accepted customer contracts.

     6. Invoice and collect amounts payable under each customer contract accepted by Licensor.

     7. Provide Product development, enhancement, and product problem resolution as Licensor deems appropriate, but in all events sufficient to enable Licensor and Distributor to perform their obligations under accepted customer contracts.

     8.  Provide migration factory management and operations.

     9. Provide Products and Services in a manner which does not lead to added delays, costs or expenses to Distributor.

     10. Use its best efforts to increase Product and Service capacity, and improve the quality of its Products and Services.

     11. Use its reasonable best efforts, consistent with its past practices, to protect all of its intellectual property rights, including, without limitation, trade secrets, know-how, patents, copyrights and trademarks, and take strict precautions to protect the confidential and proprietary status of all current and future information relating to the Products and Services.


6. COMPENSATION

     6.1 Distributor shall receive a fee equal to [***] of the revenue actually collected by Licensor under customer contracts solicited by Distributor and accepted by Licensor. At Licensor's expense, Distributor agrees to reasonably cooperate with Licensor and reasonably assist in the collection of accounts receivable under customer contracts forwarded to Licensor by Distributor, provided, however, that Distributor shall not be required to commence or prosecute any litigation in connection with any such collection assistance. Payment of Distributor's compensation shall be made by Licensor within [****] after receipt of revenues by Licensor. Payment shall be accompanied by a detailed accounting of the basis for such payment, identifying the source and amount of applicable revenues so received by Licensor.

     6.2 Distributor shall have the right, at its sole expense, to examine the books and records of Licensor to verify Licensor's calculation of the compensation due to Distributor. Such examinations may be made no more frequently than once every six months and may cover only the prior two years books and records. All such examinations shall be conducted by a certified public accountant upon not less than two business days prior written notice to Licensor, during Licensor's regular business hours.

     6.3 Distributor shall be responsible for its own expenses and costs in fulfilling it duties under this Agreement, including, without limitation, office rent, salaries and commissions of office help and sales people in its employ, licenses, taxes, insurance, automotive costs, transportation and living expenses. Distributor shall supply appropriate commercial and general liability insurance needed to fulfill its duties under this Agreement. Distributor indemnifies and holds harmless Licensor from any claims, costs, losses or damages, including attorneys' fees, resulting from workers' compensation claims, or other claims of or relating to Distributor's employees.


7. TERRITORY


The territory of this Agreement shall be the states of Texas. Any disputes arising out of this paragraph will be settled solely by Licensor.


8. TERM OF EXCLUSIVITY AND EXTENSION OF EXCLUSIVITY

The period of exclusivity of this Agreement is one year from the date of Commencement. In the event that Distributor causes at least [****] customer contracts valued at [****] or more each to be executed with Customers during the the first year after Commencement, and during each subsequent year thereafter, then the one year period of exclusivity described in this Agreement will be automatically extended to the end of the subsequent year.

9. TERM AND TERMINATION

     9.1 The term of this Agreement shall commence upon the date of execution of this Agreement and shall continue for five (5) years thereafter unless sooner terminated in accordance with the provisions hereof. This Agreement may be thereafter extended only by written instrument executed by both parties.


     9.2 Licensor may terminate this Agreement upon written notice to Distributor in the event of the breach of any material obligation hereunder by Distributor that is not cured by Distributor after receipt from Licensor of [****] written notice calling attention to such breach and demanding cure thereof. In the event of such termination for cause, Licensor's sole obligation to Distributor shall be to pay compensation accrued for revenues collected prior to the date of termination.

     9.3 Distributor may terminate this Agreement upon written notice to Licensor in the event of the breach of any material obligation hereunder by Licensor that is not cured by Licensor after receipt from Distributor of [****] written notice calling attention to such breach and demanding cure thereof. In the event of such termination for cause, Licensor's obligation to Distributor shall be to pay compensation accrued for revenues collected prior to the date of termination.

     9.4 Upon termination of this Agreement for any reason, Distributor shall within [****] of such termination return to Licensor all copies of the Products, including demonstration copies, and all copies of technical materials, brochures, marketing materials, and the like. Distributor shall further provide to Licensor copies of Distributor's prospect files and customer correspondence files.

Upon  the  termination  of this  Agreement  for any  reason,  Distributor  shall
immediately   cease  using  all  trademarks,   services   marks,   software  and
documentation of Licensor.


10.   INDEMNITIES

     10.1 Licensor hereby indemnifies Distributor from and against any and all claims, demands or actions (collectively "Claims") arising from Distributor's participation as a distributor of Licensor's products or services, except to the extent that such Claims are attributable to
          the   act  or   omission   of   Distributor   or  its   employees   or
          representatives.

     10.2 Distributor hereby indemnifies Licensor from and against any and all claims, demands, or actions arising out of Distributor's activities or performance outside the express authorization provided Distributor under this Agreement or any customer contracts or any breach of Distributor's obligations hereunder.

     10.3 The indemnities contained in this Section 10 shall be conditioned upon the indemnifying party's receiving (1) prompt written notice of any claims, demands, or actions for which indemnity is sought; (2) cooperation in the defense by the party seeking indemnity; and (3) control of the defense and/or settlement of such claim, demand, or action as to which indemnity is sought.


11.  LIMITATIONS OF LIABILITY

In no event shall either party hereto be entitled to special, indirect, or consequential damages, including lost profits, for breach of this Agreement. Remedies shall be limited to claims for amounts due hereunder, for indemnification as provided for herein or for actual damages resulting from any such breach. However, the foregoing limitation of remedies shall not apply to any action by Licensor for infringement of any intellectual property right by Distributor; any action based on or with respect to unauthorized publication, disclosure, or use of Confidential Information (see paragraph 14) or trade secrets of Licensor; or any claim pursuant to paragraph 7.2 (employee claims) of this Agreement; or any action based on Licensor's rights in copyrights, trademarks, or trade names or other proprietary rights in the Products or Services.


12.  TRADEMARK

Except for purposes of identification of Products or Services, no right, title, interest, or license in or to any trademark or service mark of Licensor is granted to Distributor under this Agreement. Distributor may on its business cards state that Distributor is an authorized distributor for the licensing of the Products and provision of Services of Licensor. Distributor shall not contest the validity of such marks or Licensor's exclusive ownership of them. During the term of this Agreement, Distributor shall not adopt, use, or register, whether as a corporate name, trademark, service mark or other indication of origin, any such marks, or any word or mark confusingly similar to them in any jurisdiction.


13.  ENHANCEMENTS AND DISCOVERIES

If Distributor makes any discoveries, devices or other tangible or intangible improvement relating to Products or Services, Distributor shall immediately disclose same to Licensor, and hereby assigns all rights, title and interest in same to Licensor. Distributor shall secure assignment agreements with its employees to ensure that same can be assigned to Licensor.

14  CONFIDENTIALITY

"Confidential Information" shall mean any information disclosed by Licensor to Distributor, in writing, orally, by inspection of tangible objects or by inspection of source code, object code or operation of any Product or related Services, including without limitation, any product, technical, manufacturing, process, marketing, financial, business or other information, ideas or know-how.

Confidential Information may also include information disclosed to Licensor by third parties. Confidential Information shall not include information which: (i) was generally known and available in the public domain at the time it was disclosed, or becomes generally known and available in the public domain through no fault of the receiving party, its employees, agents, successors or assigns;
(ii) was known to the Distributor at the time of the disclosure; (iii) was independently developed by Distributor without the use of or reliance on any Confidential Information, as shown by written records contemporaneously with such independent development; (iv) becomes known to Distributor from a third party who has no obligation of confidentiality to the Licensor.

Distributor shall not disclose Confidential Information to any third party unless authorized in advance in writing, except (i) to potential and actual customers of the Products and Services in connection with Distributor's marketing of the Products and Services and performance of its duties and obligations under this Agreement, (ii) in response to a subpoena or other legal process, and (iii) as may otherwise be required by applicable law. Distributor shall not disclose Confidential Information to its employees, except on a "need to know" basis where such disclosure is necessary and required to exercise it rights and perform its obligations under this Agreement. Distributor shall not disclose Confidential Information to any employee of Distributor unless such employee has signed a non-use and non-disclosure agreement in content at least as protective as the provisions hereof, prior to any disclosure of Confidential Information to such employee. Distributor shall take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information. Without limiting the foregoing, Distributor shall take at least those measures that it takes to protect its own most highly confidential information. Distributor shall not reverse engineer, disassemble or decompile any prototypes, software or other tangible objects which embody the Confidential Information and which are provided to Distributor hereunder. Distributor shall immediately notify Licensor in the event of any unauthorized use or disclosure of the Confidential Information. This obligation in this paragraph shall survive the expiration or termination of this Agreement for any reason.

Upon termination of this Agreement for any reason, Distributor shall promptly return all Confidential Information received from Licensor.


15  NO FRANCHISE

Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture or agency relationship or as granting a franchise as defined in 16 CFR Section 436.2(a), or applicable state law. The price and payment described in this Agreement shall be construed as a royalty fee for the rights granted in this Agreement, and not as a franchise fee.


16.  UCC

LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER ORAL OR WRITTEN, WHETHER EXPRESS OR IMPLIED, OR ARISING BY STATUTE, CUSTOM, COURSE OF DEALING OR TRADE USAGE, WITH RESPECT TO THE PRODUCTS OR SERVICES, OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT. LICENSOR SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, MERCHANTIBILITY, SATISFACTORY QUALITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ALL WARRANTIES OF NON- INFRINGEMENT.

17.   STATUS OF DISTRIBUTOR'S PERSONNEL

Distributor shall be responsible for the wages, hours, and conditions of employment of Distributor's personnel during the term of and under this Agreement. Nothing herein shall be construed as implying that employees of Distributor are employees of Licensor.


18.   NOTICES

All notices, demands, or consents required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, to the appropriate party at the address set forth in the first paragraph of this Agreement or at such other address as shall be given by either party to the other in writing.


19.  CHOICE OF LAW

This Agreement shall be deemed to be made in the State of California and in all respects shall be interpreted, construed, and governed by and in accordance with the laws of the State of California. The venue for any law suits involving disputes under this Agreement shall be in the Northern District of California or the County of San Francisco. The prevailing party in any such dispute shall be entitled to recover its costs and reasonable attorneys' fees.


20. WAIVER OF RIGHTS

The waiver by either party of any term or provision of this Agreement shall not be deemed to constitute a continuing waiver thereof nor of any further or additional rights such party may hold under this Agreement.


21.   NO ASSIGNMENT; ENFORCEABILITY

This Agreement is personal to Distributor and is not assignable without the prior written consent of Licensor. Any attempt to assign, transfer, or subcontract any of the rights, duties, or obligations of this Agreement without such consent is void. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


22.   ARBITRATION

Any controversy or claim arising out of, in connection with or relating to this Agreement, or the formation or breach hereof shall be resolved by binding arbitration pursuant to the rules then in effect of the American Arbitration Association and the State of California, with the cost thereof shared equally by the parties; the venue of any arbitration or litigation relating to any such controversy or claim shall be San Francisco, California, and the parties consent to the jurisdiction of any court therein. In the event of litigation or arbitration between the parties concerning this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees.


23.   COMPLETE AGREEMENT

The parties agree that this Agreement is the complete and exclusive statement thereof between the parties and that it supersedes and merges all prior proposals and understandings and all other agreements, whether oral or written, between the parties relating to the subject matter hereof. This Agreement may not be modified or altered except by a written instrument duly executed by the parties hereto.

24.   SUCCESSORS AND ASSIGNMENT

Neither party may assign any of its rights nor delegate any of its obligations hereunder without the prior written consent of the other, although such consent shall not be unreasonably withheld. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties (including any purchaser of the business of Licensor or Distributor) and their successors in interest by merger or operation of law.






IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as set forth below.



Y2K Solutions, L.P.                         FORECROSS CORPORATION
By: CMM Financial, LLC

/s/ Donald R. Gardner                       /s/ Bernadette C. Castello
---------------------------------------     ----------------------------
(authorized signature)                      (authorized signature)

Donald R. Gardner                           Bernadette C. Castello
---------------------------------------     ----------------------------
(name)                                      (name)

CEO                                         Senior Vice President
---------------------------------------     ----------------------------
(title)                                     (title)

3/24/97                                     3/25/97
---------------------------------------     ------------------------------------
(date)                                      (date)